Exhibit 10.6
THE HAIN CELESTIAL GROUP, INC.
NOTICE OF GRANT OF RESTRICTED STOCK
The Participant has been granted an award (the “Award”) pursuant to The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “Plan”) of certain shares of the Company’s common stock (the “Shares”), as follows:

Participant:		Employee ID:

Date of Grant:	[ ]

Total Number of Shares:		Location:

Fair Market Value per Share on Date of Grant:

Vesting of Shares:	[The Shares shall vest in accordance with the schedule set forth below.]

Vesting Date	Number of Vested Shares

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

THE HAIN CELESTIAL GROUP, INC.	PARTICIPANT

By:
Signature
Its:

Date

Address

ATTACHMENTS:	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan, as amended to the Date of Grant; Restricted Stock Agreement; Assignment Separate from Certificate